UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices)

(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on March 16, 2009, Primus Telecommunications Group, Incorporated (“Group”) and three of its subsidiaries, Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications International, Inc. (“PTII”) and Primus Telecommunications IHC, Inc. (“IHC” and together with Group, Holding and PTII, collectively, the “Debtors”), each filed a voluntary petition (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). Subsequently, the Debtors sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors Case No. 09-10867. Subsequent filings were made under a joint plan of reorganization captioned Primus Telecommunications Group, Incorporated and its Affiliate Debtors.

On June 12, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order confirming the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors (the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code. A copy of the Plan as confirmed by the Bankruptcy Court is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The description of the Plan set forth herein is qualified in all respects by reference to the actual terms of the Plan. The Debtors plan to emerge from Chapter 11 on or about July 1, 2009, subject to satisfying the remaining conditions to closing contemplated under the Plan.

The material features of the Plan are summarized below:

•

Holding’s Term Loan facility due February 2011 will be reinstated and amended in certain respects, including: (i) at the option of Holding, interest rate margins will be (A) LIBOR + 9.00% with a LIBOR floor of 3.00% (or LIBOR + 11.00% with 4.00% to be paid in kind) or (B) Prime Rate + 8.00% with a Prime Rate floor of 4.00% (or Prime Rate + 10.00% with 4.00% to be paid in kind); (ii) The Bank of New York Mellon will be appointed as successor Administrative Agent; (iii) amortization payments will be increased; (iv) mandatory prepayments will be required from (A) 25% of the net proceeds of certain equity issuances (including 25% of the cash of businesses acquired in exchange for equity), (B) 100% of the net proceeds from debt issuances (other than as permitted under the limitation of indebtedness covenant), and (C) 80% of net cash proceeds from asset sales or insurance recoveries not otherwise reinvested within 180 days or committed to reinvestment within 270 days of such asset sales; (v) Group or its affiliates will be able to purchase annually up to $5 million in principal amount of Loans at less than par without being subject to the pro-rata provisions of the Term Loan facility (or purchases in excess of such annual amount by way of an offer to all lenders), any such purchased Loans deemed immediately cancelled; and (vi) certain covenants will be modified, including restrictions on the ability to incur additional debt and the addition of a minimum EBITDA covenant, a maximum indebtedness covenant and a maximum capital expenditure covenant. In addition, the Debtors will pay all reasonable fees, expenses and disbursements of the counsel and financial advisors to the Term Loan lenders.

•

IHC’s 14 1/4% Senior Secured Notes due 2011 will be modified as 14 1/4% Senior Subordinated Secured Notes due 2013 (the “Modified Second Lien Notes”). The Modified Second Lien Notes will be subordinated in right of payment to obligations under the amended Term Loan facility. At the option of IHC, prior to the earlier of

(i) the extension of the maturity of or the repayment in full of the indebtedness outstanding pursuant to the Term Loan facility and the loan facility entered into by Primus Telecommunications Canada Inc., an indirect wholly owned subsidiary of Group, or (ii) June 1, 2011, up to 4.25% per annum of the interest on the Modified Second Lien Notes may be paid in kind. Holders of IHC 14 1/4% Senior Secured Notes will receive (a) their pro rata reinstatement of $123.5 million of Modified Second Lien Notes, (b) their pro rata share of 4,800,000 shares of the new common stock of reorganized Group (representing 48% of the total equity of reorganized Group upon emergence prior to the exercise of warrants and stock options and distributions (if any) on account of the contingent value rights), and (c) all reasonable fees, expenses and disbursements of their counsel.

•

Holders of the 5% Exchangeable Senior Notes and 8% Senior Notes issued by Holding (collectively, the “Holding Senior Notes”) will receive (a) their pro rata share of 4,800,000 shares of the new common stock of reorganized Group (representing 48% of the total equity of reorganized Group upon emergence prior to the exercise of warrants and stock options and distributions (if any) on account of the contingent value rights), (b) their pro rata share of Class A-1 warrants to purchase 1,000,000 shares of new common stock of reorganized Group at an exercise price of $12.22 per share, (c) their pro rata share of Class A-2 warrants to purchase 1,000,000 shares of new common stock of reorganized Group at an exercise price of $16.53 per share, (d) their pro rata share of Class A-3 warrants to purchase 1,000,000 shares of new common stock of reorganized Group at an exercise price of $20.50 per share, and (e) all reasonable fees, expenses and disbursements of their counsel. Each tranche of Class A warrants represents approximately 10% of the equity value of reorganized Group upon emergence prior to the exercise of warrants and stock options and distributions (if any) on account of the contingent value rights.

•

Holders of the 3 3/4% Senior Notes due September 2010, 12 3/4% Senior Notes due October 2009 and Step Up Convertible Subordinated Debentures due August 2009 issued by Group (collectively, the “Group Notes”) will receive their pro rata share of Class B warrants to purchase 1,500,000 shares of new common stock of reorganized Group (representing approximately 15% of the total equity of reorganized Group upon emergence prior to the exercise of warrants and stock options and distributions (if any) on account of the contingent value rights) at an exercise price of $26.01 per share.

•

Holders of Group’s outstanding common stock are entitled to receive their pro rata share of contingent value rights to acquire up to 2,665,000 shares of new common stock of reorganized Group (representing approximately 15% of the fully diluted equity of the reorganized Group as of emergence) after the equity value of reorganized Group exceeds a certain threshold.

•

In addition, the Plan provides that managers and employees of the reorganized company may be granted up to 10% of the equity of the reorganized company, prior to the dilution for exercise of warrants and any distribution on account of CVRs. Awards under the management compensation plan may include, but are not limited to, stock options and restricted stock units that vest upon achievement of certain performance benchmarks.

Pursuant to the Plan, Group’s existing common stock and other equity interests, the Holding Senior Notes and the Group Notes will be canceled on the effective date of the Plan (the “Effective Date”).

As of May 15, 2009, Group had 142,695,390 shares of common stock issued and outstanding. On the Effective Date, reorganized Group will amend and restate its certificate of incorporation to provide for 80,000,000 shares of authorized new common stock and 20,000,000 shares of authorized new preferred stock, of which 9,600,000 shares of new common stock will be issued on the Effective Date. In addition, on the Effective Date, reorganized Group expects to have a total of 7,165,000 shares of new common stock reserved for future issuance in respect of claims and interests filed and allowed under the Plan, consisting of (1) 3,000,000 shares of new common stock reserved for issuance upon exercise of Class A warrants, (2) 1,500,000 shares of new common stock reserved for issuance upon exercise of Class B warrants, and (3) 2,665,000 shares of new common stock reserved for distribution on account of contingent value rights. The total number of shares of new common stock issued and reserved for issuance in respect of claims and interests filed and allowed under the Plan is expected to be 16,765,000. Including the shares of new common stock reserved for issuance under the management compensation plan, the total number of shares of new common stock issued and reserved for issuance under the Plan is expected to be 17,765,000.

Information as to the assets and liabilities of Group as March 31, 2009 is hereby incorporated by reference to Group’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 20, 2009.

On the Confirmation Date, Group issued a press release announcing the entry of the confirmation order by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * * * * * * * * *

Statements in this document concerning the Plan and the Debtors constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Debtors to satisfy all conditions to, and consummate the Chapter 11 plan of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Debtors and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability to service substantial indebtedness; (iv) operating business unit customer, vendor, carrier and third-party responses to the Chapter 11 filings; and (v) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under Item 1, 1.A, 3 and 7 in our annual report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2009 and those listed under Item 1A in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2009) and with the

U.S. Bankruptcy Court in connection with the Debtors’ Chapter 11 filings. Such factors and uncertainties include but are not limited to (a) the continuation (or worsening) of trends involving the strengthening of the United States dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation (or worsening) of turbulent or weak financial and capital market conditions; (d) a continuation (or worsening) of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Debtors’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings (including rulings related to emergence under the plan) or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed by the Debtors with the Bankruptcy Court on June 12, 2009.

99.1	Press release dated June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer